UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2017
JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices) (Zip Code)
417-235-6652
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
As previously disclosed, on February 20, 2015, Jack Henry & Associates, Inc. (the "Company") entered into a credit facility with, among others, U.S. Bank National Association, as administrative agent (the "Credit Agreement").
In connection with the acquisition of Ensenta Corporation on December 21, 2017, the Company borrowed approximately $100 million under the Credit Agreement to fund a portion of the purchase price for the acquisition.
A description of the material terms of the Credit Agreement are included under Item 1.01 of the Company's Current Report on Form 8-K filed on February 20, 2015, which is incorporated herein by reference.
Item 7.01     Regulation FD Disclosure
On December 21, 2017, the Company issued a press release announcing that the Company had closed the acquisition of California-based Ensenta Corporation, a leading provider of real-time, cloud-based solutions for mobile and online payments and deposits. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
Exhibits

Exhibit No.	Description
99.1	Press Release of Jack Henry & Associates, Inc. dated December 21, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	December 21, 2017	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer